10F-3 Report
CGCM Large Capitalization Growth Investments
9/1/2010		through	8/31/2011

Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund
General Motors Co.	11/18/2010	JPMorgan	67,800	$33.00	0.01%